UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Telkonet, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TELKONET, INC.

20800 Swenson Drive

Suite 175

Waukesha, WI 53186

414-302-2299

April 20, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Telkonet, Inc. (the “Company”) to be held on May 31, 2018 at 1:00 p.m., local time, at Telkonet, Inc., 20800 Swenson Dr. Suite 175, Waukesha, WI 53186.

The accompanying Notice of Annual Meeting of Stockholders outlines the matters to be brought forth at the meeting, and the accompanying Proxy Statement discusses these matters in greater detail.  Please read both carefully.

Whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card and return it at your earliest convenience. No postage need be affixed if you use the enclosed envelope and it is mailed in the United States. You may also vote by telephone or via the Internet. If you have any questions or need assistance in completing the proxy card or voting by telephone or via the internet, please contact Investor Relations at ir@telkonet.com or call 414-302-2299.

We are mailing this Proxy Statement and a proxy card on or about April 20, 2018 to those stockholders who have indicated a preference to receive paper copies.

Only holders of record of our common stock, par value $0.001 per share, our Series A Preferred Stock, par value $0.001 per share, and our Series B Preferred Stock, par value $0.001 per share, at the close of business on April 3, 2018 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Our proxy statement and proxy card are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is being provided as our Annual Report to Stockholders.  These materials are also available on the following website at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR BY TELEPHONE OR VIA THE INTERNET

IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Our Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Jason L. Tienor

Jason L. Tienor
Chief Executive Officer

TELKONET, INC.

20800 Swenson Drive

Suite 175

Waukesha, WI 53186

414-302-2299

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 20, 2018

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Telkonet, Inc., a Utah corporation (the “Company”), will be held on May 31, 2018 at 1:00 p.m., local time, at the offices of Telkonet, Inc., 20800 Swenson Dr., Suite 175, Waukesha, WI 53186 for the following purposes:

1.	To elect five (5) directors to the Company’s Board of Directors, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified;
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018;
3.	To approve an amendment to our Amended and Restated Articles of Incorporation to effect, in the sole discretion of our Board of Directors, a reverse stock split of our common stock, par value $0.001 per share, at any time prior to next year’s Annual Meeting of Stockholders by a ratio of not less than 1-for-10 and not more than 1-for-100, with the specific ratio, timing and terms to be determined by our Board of Directors, in its sole discretion. The amendment will not be implemented unless the Board of Directors determines, in its sole discretion, that to do so is in the best interests of the Company and its stockholders;
4.	To provide a non-binding advisory approval of the compensation of our named executive officers; and To transact such other business as may properly come before the Meeting.

Only holders of record of the Company’s common stock, par value $0.001 per share, the Company’s Series A Preferred Stock, par value $0.001 per share, and the Company’s Series B Preferred Stock, par value $0.001 per share, at the close of business on April 3, 2018, the record date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

Unless you attend the meeting and vote your shares as discussed below, your shares will not be voted with respect to the election of directors and the non-binding advisory approval of the compensation of our named executive officers if you hold your shares in street name and have not provided instructions to your broker. We strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Your vote is important.  Even if you plan to attend the Meeting in person, the Company requests that you sign and return the enclosed proxy card, or vote by telephone or over the Internet as instructed in these materials, as promptly as possible to ensure that your shares will be represented at the Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” each of the nominees for director, “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, “FOR” the approval of an amendment to our Amended and Restated Articles of Incorporation to effect, in the sole discretion of our Board of Directors, a reverse stock split of our common stock, “FOR” the non-binding advisory approval of the compensation of our named executive officers, and in the discretion of the proxies on any other matter which may properly come before the Meeting. If you do attend the Meeting and wish to vote in person, you may withdraw your proxy and vote in person.   Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Meeting, you must obtain from the record holder a proxy issued in your name.

By order of the Board of Directors,

/s/ Richard E. Mushrush

Richard E. Mushrush
Secretary

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4 PRESENTED IN THIS PROXY STATEMENT.

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1)	Visit the website noted on your proxy card or notice of internet availability of proxy materials to vote via the Internet;
(2)	Vote by telephone at the number noted on your proxy card;
(3)	Sign, date and return your proxy card in the enclosed envelope to vote by mail; OR
(4)	Attend the Meeting and vote in person.

TELKONET, INC.

20800 Swenson Drive

Suite 175

Waukesha, WI 53186

414-302-2299

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Meeting”) of Telkonet, Inc., a Utah corporation, to be held on May 31, 2018 at 1:00 p.m., local time, at the offices of Telkonet, Inc., 20800 Swenson Dr. Suite 175, Waukesha, WI 53186, and at any postponements or adjournments thereof.  In this proxy statement, “Telkonet”, “Company”, “we”, “us” and “our” refer to Telkonet, Inc.

Under Securities and Exchange Commission rules, we are making this proxy statement and our Annual Report to Stockholders available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet. The Notice and, as applicable, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is being provided as our Annual Report to Stockholders, are being sent to stockholders on or about April 20, 2018.

If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to Be Held on May 31, 2018.

This proxy statement and accompanying notice, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available on the following website at http://www.proxyvote.com.

VOTING AT THE ANNUAL MEETING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Attendance at the Meeting will not, in and of itself, revoke a proxy.  Proxies may be revoked by:

•	Filing with the Secretary of Telkonet, at or before the taking of the vote at the Meeting, a written notice of revocation dated later than the proxy;
•	Voting again at a later date (but prior to the Meeting) on the Internet or by telephone;
•	Executing a later dated proxy relating to the same shares of capital stock and delivering it to the Secretary of Telkonet, including by facsimile, before the taking of the vote at the Meeting; or
•	Attending the Meeting and voting in person.

Any written revocation or subsequent proxy should be sent so as to be delivered to Telkonet, Inc., 20800 Swenson Drive, Suite 175, Waukesha, WI 53186, Attention: Corporate Secretary, or hand delivered to the Secretary of Telkonet or his representative at or before the taking of the vote at the Meeting.

If the Meeting is postponed or adjourned, proxies given pursuant to this solicitation will be utilized at any subsequent reconvening of the Meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that proxies may have been effectively voted on the same or any other matter previously.

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Voting Rights

Only holders of record of our common stock, par value $0.001 per share (“common stock”), holders of record of our Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and holders of record of our Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) at the close of business on April 3, 2018, the record date (the “Record Date”), are entitled to notice of and to vote at the Meeting, and at any postponements or adjournments thereof. Holders of our Series A Preferred Stock and holders of our Series B Preferred Stock will each vote on an as-converted basis together with holders of our common stock as a single class in connection with each of the proposals in this proxy statement. Each share of common stock is entitled to one vote on all matters to be voted upon at the Meeting; each share of Series A Preferred Stock is entitled to 13,774 votes on all matters to be voted upon at the Meeting; and each share of Series B Preferred Stock is entitled to 38,461 votes on all matters to be voted on at the Meeting. At least a majority of our shares outstanding on the Record Date and entitled to vote (counting our Series A Preferred Stock and Series B Preferred Stock each on an as-converted basis, representing an aggregate of 4,548,202 shares of common stock for such purposes) must be represented at the Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when a nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner.

How to Vote; How Proxies Work

Our Board of Directors (the “Board of Directors” or the “Board”) is asking for your proxy.  Whether or not you plan to attend the Meeting, we urge you to vote by proxy as you can always change your vote at the Meeting.  Please provide your proxy by voting on the Internet or by telephone, or complete, date and sign the enclosed proxy card and return it at your earliest convenience. We will bear the costs incidental to the solicitation and obtaining of proxies, including the costs of reimbursing banks, brokers and other nominees for forwarding proxy materials to beneficial owners of our capital stock.  Proxies may be solicited by our officers and employees, without extra compensation, by mail, telephone, facsimile, personal interviews and other methods of communication.

At the Meeting, and at any postponements and adjournments thereof, all shares entitled to vote and represented by properly executed proxies received prior to the Meeting and not revoked will be voted as instructed on those proxies.  If no instructions are indicated on a properly executed proxy, the shares will be voted “FOR” each of the nominees for director, “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, “FOR” approval of an amendment to our Amended and Restated Articles of Incorporation to effect, in the sole discretion of our Board of Directors, a reverse stock split of our common stock, “FOR” the non-binding advisory approval of the compensation of our named executive officers, and in the discretion of the proxies on any other matter which may properly come before the Meeting.

Questions and Answers

Q.           What am I voting on?

You are voting on four proposals:

Proposal No. 1:  For the election of five (5) nominees to our Board of Directors, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

Proposal No. 2: For ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Proposal No. 3: For approval of an amendment to our Amended and Restated Articles of Incorporation to effect, in the sole discretion of our Board of Directors, a reverse stock split of our common stock.

Proposal No.4: To provide a non-binding advisory approval of the compensation of our named executive officers.

Q.           Who is entitled to vote?

Only holders of record of our common stock and holders of record of our Series A Preferred Stock and Series B Preferred Stock at the close of business on April 3, 2018, the Record Date, are entitled to vote shares held by such stockholders on that date at the Meeting.

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Q.           How do I vote?

Vote By Internet: Visit the website noted on your proxy card or the notice to vote via the Internet.

Vote By Telephone: Call the number noted on your proxy card to vote by telephone.

Vote By Mail:  Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote in Person:  Sign and date the proxy you receive and return it in person at the Meeting.  If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.   Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.           How many votes do I have?

On each matter to be voted upon, each share of common stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 13,774 votes and each share of Series B Preferred Stock is entitled to 38,461 votes.

Q.           How many shares were outstanding on the Record Date?

At the close of business on April 3, 2018, the Record Date, there were 138,538,121 shares outstanding (counting our Series A Preferred Stock and our Series B Preferred Stock on an as-converted basis, representing an aggregate of 4,548,202 shares of common stock for such purposes).

Q.           What is a “quorum” for purposes of the Meeting?

In order to conduct business at the Meeting, a quorum of stockholders is necessary to hold a valid meeting.  Holders of our Series A Preferred Stock and holders of our Series B Preferred Stock will each vote on an as-converted basis together with holders of our common stock as a single class in connection with each of the proposals contained in this proxy statement.  At least a majority of our shares outstanding on the Record Date and entitled to vote (counting our Series A Preferred Stock on an as-converted basis and our Series B Preferred Stock on an as-converted basis, representing an aggregate of 4,548,202 shares of common stock for such purposes) must be represented at the Meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business. At the close of business on the Record Date, there were 133,989,919 shares outstanding and entitled to vote (counting our Series A Preferred Stock on an as-converted basis and our Series B Preferred Stock on an as-converted basis, representing an aggregate of 4,548,202 shares of common stock for such purposes) and, accordingly, the presence, in person or by proxy, of at least 69,269,061 shares is necessary to meet the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the Meeting in person or represented by proxy may adjourn the Meeting to another date.

Q.           Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies, including the printing and filing of this proxy statement, the Notice, the proxy card and any additional information furnished to stockholders. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable out-of-pocket expenses they incur to forward proxy materials to beneficial owners.

Q.           What if I return a proxy card but do not make specific choices?

All shares for which a proxy has been properly submitted and not revoked will be voted at the Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted in the discretion of the proxies. The proxies intend to vote in favor of the election of each director nominee and in favor of Proposal Nos 2, 3, and 4.

If any other matter is properly presented at the Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

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Q.           Can I access the proxy materials electronically?

This proxy statement, the proxy card, and our Annual Report on Form 10-K for the period ended December 31, 2017 are available on the following website at http://www.proxyvote.com.

Q.           Can I change my vote or revoke my proxy?

Yes.  You may change your vote or revoke your proxy at any time before the proxy is exercised. Proxies may be revoked by:

•	Filing with the Secretary of Telkonet, at or before the taking of the vote at the Meeting, a written notice of revocation dated later than the proxy;
•	Voting again at a later date (but prior to the Meeting) on the Internet or by telephone;
•	Executing a later dated proxy relating to the same shares of capital stock and delivering it to the Secretary of Telkonet, including by facsimile, before the taking of the vote at the Meeting; or
•	Attending the Meeting and voting in person.

Any written revocation or subsequent proxy should be sent so as to be delivered to Telkonet, Inc., 20800 Swenson Drive, Suite 175, Waukesha, WI 53186, Attention: Corporate Secretary, or hand delivered to the Secretary of Telkonet or his representative at or before the taking of the vote at the Meeting. Attendance at the Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Meeting.

Q.           What is the process for admission to the Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification. Your name will be verified against the stockholder list. If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.          How many votes are required to approve matters to be presented?

Each of our Series A Preferred Stock and Series B Preferred Stock is entitled to vote on Proposal Nos. 1, 2, 3 and 4 on an as-converted basis with our common stock as a single class. Each share of common stock is entitled to one vote; each share of Series A Preferred Stock is entitled to 13,774 votes on each of the proposals contained in this proxy statement; and each share of Series B Preferred Stock is entitled to 38,461 votes on each of the proposals contained in this proxy statement. With regard to the election of directors set forth in Proposal No. 1, votes may be cast in favor of a nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be excluded from the vote on this proposal and will have no effect on its outcome. If a quorum is present at the Meeting, the five nominees receiving the greatest number of votes will be elected. Because approval of Proposal No. 2, Proposal No. 3 and Proposal No. 4 require the affirmative vote of a majority of the outstanding stock entitled to vote thereon, abstentions will have the same effect as a vote “Against” each proposal.

Q.           How will my shares held in street name be voted if I do not provide voting instructions?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters, including the election of directors and proposals relating to executive compensation. Accordingly, if you are a street-name holder and do not provide instructions to your broker on Proposal No. 1 or Proposal No. 4 your broker may not vote your shares on such proposals. Please note that unless you attend the meeting and vote your shares, your shares will not be voted with respect to the election of directors and the non-binding advisory approval of compensation of our named executive officers if you hold your shares in street name and have not provided instructions to your broker; thus we strongly encourage you to submit your voting instruction card and exercise your right to vote as a stockholder.

Q.           What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR each of the nominees for director listed in Proposal No. 1;
•	FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018 in Proposal No. 2;
•	FOR approval of an amendment to the Amended and Restated Articles of Incorporation in Proposal No. 3; and
•	FOR non-binding advisory approval of the compensation of our Named Executive Officers (as defined below) in Proposal No. 4.

With respect to any other matter that properly comes before the Meeting, the proxies may use their discretion to determine how to vote.

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PROPOSAL No. 1

ELECTION OF DIRECTORS

The first proposal to be voted on at the Meeting is the election of five (5) directors. Upon the Nominating Committee’s recommendation, the Board has nominated all of the current directors for re-election to the Board. Each of the nominees has consented to serve as a nominee, to be named as a nominee in this Proxy Statement, and to serve as a director if elected. Telkonet’s bylaws establish the number of directors at not less than three (3) members.  Pursuant to the bylaws, the Board of Directors may increase or decrease the number of members of the Board of Directors. The Board of Directors has established the number of directors at five (5). At the Meeting, the shares represented by properly executed proxies, unless otherwise specified, will be voted for the election of the five (5) nominees named herein, each to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified.

If for any reason any nominee is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished concerning each nominee for election as a director.

Directors are elected by a plurality of the votes cast by holders of shares of our common stock, our Series A Preferred Stock and our Series B Preferred Stock, voting together as a single class on an as-converted basis, entitled to vote at the Meeting, either in person or by proxy.

Nominees for Election at the Annual Meeting

Director Name	Age	Position With Telkonet	Director Since
Arthur E. Byrnes	73	Chairman of the Board (1)	2016
Peter T. Kross	76	Director (2) (3)	2016
Leland D. Blatt	72	Director (3)	2016
Tim S. Ledwick	60	Director (1) (2) (3)	2012
Jason L. Tienor	43	Director, President, and Chief	2009
		Executive Officer

________________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

ARTHUR E. BYRNES, Chairman of the Board, since 1971, Mr. Byrnes has worked at the Deltec organization in various capacities, with a focus on analysis and investment management in the global arena. Currently, he is the Senior Managing Director (and co-controlling shareholder) of Deltec Asset Management LLC, an investment advisory firm. Deltec Asset Management manages approximately nine hundred million dollars in emerging market debt and equities, high yield bonds, distressed debt and U.S. special situation equities. Mr. Byrnes served as a board member (1993 to 1998) and chairman of the board (1997 to 1998) of Dravo Corporation, a New York Stock Exchange Listed lime company, until the company was sold in 1998. We believe Mr. Byrnes extensive executive and board chairman experience qualify him to sit on our board.

PETER T. KROSS, Director, Mr. Kross graduated from St. Lawrence University in 1963 with a BA in economics, and worked in public accounting at Lybrand Ross Bros., now PricewaterhouseCoopers, before joining Reynolds & Co. in 1968 to work in the brokerage business. He has worked in the brokerage business ever since. Specifically, since September 2012, Mr. Kross has been a Senior Vice President at L.M. Kohn & Company, a registered broker-dealer.  He has also been an independent investment adviser affiliated with D.B. French & Co. LLC, an investment firm, from July 2012 to September 2012.  From May 2002 to July 2012, Mr. Kross was employed as a broker at Leonard & Co., a registered broker-dealer.  He was also the managing partner of Kross LaSalle Partners (later becoming LaSalle Financial Partners), which was an activist limited partnership investing in smaller Midwestern banks that sought board representation when it believed such representation might help maximize shareholder value. We believe Mr. Koss’s qualifications to sit on our Board include his background in public accounting as well as his executive experience.

LELAND D. BLATT, Director, Mr. Blatt has acted as a co-manager of a family investment office, Ibis Investment Company, for over 18 years.  He is also a partner and co-owner of a real estate company focused on office buildings in Michigan, Florida and Maryland.  Over the past 20 years, Mr. Blatt has been involved in pro bono non-profit work, serving on committees and boards. We believe Mr. Blatt’s extensive board membership experience qualify him to sit on our board.

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TIM S. LEDWICK, Director, Mr. Ledwick has served as a director since April 2012. Mr. Ledwick has over 20 years’ experience as a CFO in both public and private companies. Mr. Ledwick is currently the Chief Financial Officer of Management Health Solutions, a private equity-backed company that provides software solutions and services to hospitals focused on reducing costs through superior inventory management practices. From 2007 to 2011, Mr. Ledwick provided CFO consulting services to a variety of companies including a $150 million services firm. Mr. Ledwick currently serves on the Board of Directors at Spherix Incorporated (SPEX), a NASDAQ listed intellectual property company, and is the Chair of the Audit Committee of Spherix Incorporated. Mr. Ledwick is a member of the Connecticut Society of Certified Public Accountants and received his BBA in Accounting from The George Washington University and his MS in Finance from Fairfield University. We believe Mr. Ledwick’s qualifications to sit on our Board include his background in public accounting as well as his financial executive experience.

JASON L. TIENOR, Mr. Tienor has served as Telkonet’s President and Chief Executive Officer since December 2007, and prior to that served as Chief Operating Officer from August 2007 until December 2007. He was appointed to Telkonet’s Board in November 2009. Mr. Tienor cofounded EthoStream, LLC in 2002 and operated as President and CEO of the company through its acquisition by Telkonet in 2007. Prior to EthoStream, Mr. Tienor also cofounded and operated a technology consulting business specializing in Internet technologies. Mr. Tienor currently acts as a mentor and advisor for numerous organizations and serves on a number of corporate and association Boards. Mr. Tienor is recognized as an authority in the Automation and Clean Technology space and has appeared numerous times for keynote and interview presentations including the University of Wisconsin Oshkosh Center for Entrepreneurship and Innovation, Bloomberg Television, Business Journal and other magazine, television and radio interviews. Mr. Tienor received a Bachelor of Business Administration in both Management Information Systems (MIS) and Marketing from the University of Wisconsin – Oshkosh and a Master of Business Administration from Marquette University. We believe Mr. Tienor’s qualifications to sit on our Board of Directors include: his extensive experience in business and executive management; his broad credentials in the company’s technology fields and the leadership he has provided to multiple businesses including Telkonet, first as Chief Operating Officer and then as President and Chief Executive Officer.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH NOMINEE

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PROPOSAL No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (“BDO”), has served as the Company’s independent public accounting firm since May 2013 and has been retained to do so in 2018. The Board of Directors has directed that management submit the selection of BDO for ratification by the stockholders at the Meeting. A representative of BDO is expected to be present at the Meeting, will have an opportunity to make a statement, should the representative desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm in future years. In such event, the Audit Committee may retain BDO, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right, in its discretion, to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth fees billed, or expected to be billed, to the Company by BDO for the fiscal years ended December 31, 2017 and 2016.

	December 31, 2017	December 31, 2016
1. Audit Fees (1)	$217,796	$222,182
2. Audit Related Fees (2)	–	–
3. Tax Fees (3)	47,200	39,000
4. All Other Fees	–	–
Total Fees	$264,996	$261,182

______________________

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, which are not reported under “Audit Fees.”
(3)	Tax fees consist of fees billed for professional services for tax return preparation and filing, compliance, advice and planning. The tax fees relate to federal and state income tax reporting requirements.

Prior to the Company’s engagement of its independent registered public accounting firm, such engagement is approved by the Company’s Audit Committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to the Audit Committee Charter, the independent registered public accounting firm and management are required to report to the Company’s Audit Committee at least quarterly regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All audit fees, audit-related fees, tax fees and other fees incurred by the Company for the year ended December 31, 2017 were approved by the Company’s Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THIS PROPOSAL NO. 2

7

PROPOSAL No. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED
AND RESTATED ARTICLES OF INCORPORATION

General

The Board has unanimously approved, and recommended that our stockholders approve, an amendment (the “Certificate of Amendment”) to our Amended and Restated Articles of Incorporation to effect, at the discretion of our Board, a reverse stock split of our common stock at any time prior to our next Annual Meeting of Stockholders, by a ratio of not less than one-for-ten and not more than one-for-fifty, with the specific ratio, timing and terms to be determined by our Board, in its discretion (the “Reverse Stock Split”).

If this proposal is approved by the stockholders, the Board will be granted the discretionary authority to select any whole number ratio between 1-for-10 and 1-for-100, should it decide to proceed with the Reverse Stock Split, and will be authorized to file the Certificate of Amendment and effect the Reverse Stock Split at any time prior to our next Annual Meeting of Stockholders, with the exact exchange ratio, timing and other terms of the Reverse Stock Split to be determined at the sole discretion of the Board. The Board’s decision whether or not (and when) to file the Certificate of Amendment and effect the Reverse Stock Split (and at what whole number ratio to effect the Reverse Stock Split) will also be based on a number of factors, including market conditions, existing and anticipated trading prices of our common stock, strategic planning and goals of the Company, and the listing requirements of a national stock exchange.

Stockholder approval of the Certificate of Amendment is being sought to provide the Board with the flexibility to determine whether or not to effect the Reverse Stock Split and, if so, upon what terms, based upon the best interests of the Company and its stockholders. If the stockholders approve the Certificate of Amendment, the Company reserves the right not to file the Certificate of Amendment and effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders. The form of the Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation is provided in substantially the form attached hereto as Annex A.

If the Board implements the Reverse Stock Split, it will be realized simultaneously for all outstanding common stock and the ratio determined by the Board will be the same for all outstanding common stock. If implemented, the Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares as described below under the heading “Information About Certificate of Amendment.” The Certificate of Amendment will not reduce the number of authorized shares of common stock (which will remain at 190,000,000) and will not change the par value of the common stock (which will remain at $0.001 per share).

Required Vote

The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the Record Date will be required to approve the Certificate of Amendment. Accordingly, abstentions will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the Meeting in accordance with the instructions given. For registered holders returning a proxy, if no voting instructions are given, such shares will be voted “FOR” this proposal.  For beneficial owners of shares held in street name, under the rules of the NYSE, brokers have discretion and may give proxies on Proposal No. 3 whether or not they receive instructions from the beneficial owners of those shares.

Additional Information

Additional information about the Approval of an Amendment to the Company’s Amended and Restated Articles of Incorporation – Proposal No. 3 is listed under the below heading “Information About Certificate of Amendment (Proposal No. 3).”

Board Recommendation

After careful consideration, the Board has determined that the Certificate of Amendment permitting the Board, in its sole discretion, to effect the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the approval of the amendment to the Amended and Restated Articles of Incorporation.

If the Reverse Stock Split is implemented, the stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THIS PROPOSAL NO. 3

8

PROPOSAL No. 4

NON BINDING ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC's rules. This proposal, which is commonly referred to as "say-on-pay," is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The named executive officers are the Company’s most highly compensated executive officers as of December 31, 2017, which include Jason L. Tienor (President and Chief Executive Officer), Jeffrey J. Sobieski (Chief Technology Officer), and Richard E. Mushrush (Chief Financial Officer) (together, the “Named Executive Officers”).

Our executive compensation programs are designed to attract, motivate and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The section titled "Executive Compensation" of this proxy statement describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2017. As we describe in this section of the proxy statement, our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under the section titled "Executive Compensation" of this proxy statement, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THIS PROPOSAL NO. 4

9

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Meetings of the Board and Committees

The Board of Directors held six meetings in 2017. Each member of the Board of Directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of which such director was a member. The Company has not established a formal policy requiring director attendance at all Board meetings, but the Company expects each director to attend such meetings, absent unusual circumstances. The Company also expects its directors to make an effort to attend the Annual Meeting of Stockholders (which is usually held the same day as a meeting of the Board of Directors). One member of the Company’s Board of Directors on the date of the 2017 Annual Meeting of Stockholders attended the meeting.

Code of Ethics

The Board has approved, and the Company has adopted, a Code of Ethics that applies to all directors, officers and employees of the Company. This Code of Ethics was included as an exhibit to the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

Director Independence

The Board of Directors has determined that Messrs. Byrnes, Ledwick, Kross and Blatt are “independent” under the listing standards of the NYSE MKT (formerly, the NYSE AMEX) (“NYSE MKT”).

Board Leadership Structure and Role in Risk Oversight

Arthur E. Byrnes currently serves as Chairman of the Board of Directors while Jason L. Tienor serves as our President and Chief Executive Officer. The Board believes this structure is appropriate at this time because it allows the Company to benefit from the unique experience and skills of each of these individuals. Management of risk is the direct responsibility of the Company’s CEO and the senior leadership team. The Board has oversight responsibility, focusing on the adequacy of the Company’s enterprise risk management and risk mitigation processes.

Communications with the Board of Directors

Stockholders can communicate directly with the Board, with any Committee of the Board, or specified directors by writing to: The Board of Directors of the Company, at the Company’s principal business address or by calling at 414-302-2299. All communications will be reviewed by management and then forwarded to the appropriate director, directors, committee or to the entire Board of Directors.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

Nominating Committee

Mr. Blatt, Mr. Ledwick and Mr. Kross currently serve on the Company’s Nominating Committee, with Mr. Blatt serving as the Chairman of the committee. The Board of Directors adopted a written charter for the Nominating Committee on January 27, 2017. The Nominating Committee did not hold any formal meetings in 2017, but reviewed the current directors and recommended all of the current directors for re-election to the Board.

Our Board is a collection of individuals with a variety of complementary skills derived from their diverse backgrounds and experiences.  When considering potential candidates for election to the Board, the Company’s Nominating Committee evaluates various criteria, including, but not limited to, each candidate’s business and professional skills, experience serving in management or on the board of directors of companies similar to the Company, financial literacy and personal integrity in judgment. The Company does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities. Candidates for vacant board seats will be considered if they are able to read and understand fundamental financial statements, have no identified conflicts of interest, have not been convicted in a criminal proceeding other than traffic violations during the ten years before the date of selection and are willing to comply with the Company’s Code of Ethics. One or more directors must have the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934. The Nominating Committee reserves the right to modify these minimum qualifications from time to time.

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The Nominating Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, from time to time without assigning specific weight to particular experiences or qualifications.  In addition, the Nominating Committee considers whether the Board as a whole possesses the right skills and background to address the issues facing our Company at that time. In the case of any candidate for a vacant Board seat, the Nominating Committee will consider whether the candidate meets the applicable independence standards and will evaluate the level of the candidate’s financial expertise. Any new candidates will be interviewed by the Nominating Committee, and the entire Board will approve the final nominations. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors.

Stockholders may nominate director candidates for consideration by the Board of Directors by directing the recommendation in writing to the Company, attention Corporate Secretary, 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 and providing the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Board to evaluate the minimum qualifications described above. The submission must be accompanied by the written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. If a stockholder nominee is eligible, and if the nomination is proper and in accordance with the Company’s bylaws, the independent directors then will deliberate and make a decision as to whether the candidate will be submitted to the Company’s stockholders for a vote. The Board will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

Audit Committee

The Audit Committee is currently comprised of Messrs. Byrnes and Ledwick, with Mr. Ledwick serving as Chairman of the Audit Committee. The Company’s Board of Directors has determined that each of Messrs. Byrnes and Ledwick is an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934.

The Audit Committee recommends annually to the Board of Directors the selection of the independent registered public accounting firm for each fiscal year, confirms and assures their independence and approves the fees and other compensation to be paid to the auditors. The Audit Committee recommends to the Board the advisability of having the independent registered public accounting firm make specified studies and reports as to auditing matters, accounting procedures, tax or other matters. The Audit Committee also reviews, prior to its filing with the SEC, the Company’s Form 10-K and annual report to stockholders. The Audit Committee provides an open avenue of communication among the independent registered public accounting firm, management and the Board of Directors and will review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of any of the Company’s financial statements. The Audit Committee reviews, with the Company’s legal counsel, legal and regulatory matters that may have a significant impact on the Company’s financial statements. The Audit Committee held four meetings in 2017; Messrs. Byrnes and Ledwick attended all of the meetings.

The Board of Directors has adopted an Audit Committee Charter, which was ratified by the stockholders at the 2004 Annual Meeting of Stockholders. A copy of the Audit Committee Charter was attached as Appendix A to the proxy statement for our 2012 Annual Meeting of Shareholders.

Compensation Committee

Mr. Kross and Mr. Ledwick currently serve on the Company’s Compensation Committee, with Mr. Koss serving as the Chairman of the committee. The Compensation Committee oversees the Company’s compensation programs, which are designed specifically for the Company’s most senior executive officers, including the Chief Executive Officer, Chief Financial Officer and the other executive officers. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to Named Executive Officers, as defined below. The Compensation Committee did not engage a compensation consultant in 2017. The Board of Directors has adopted a Compensation Committee charter. The Compensation Committee did not hold any formal meetings in 2017, but the two Compensation Committee members had discussions regarding the Company’s compensation programs throughout the year.

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INFORMATION ABOUT CERTIFICATE OF AMENDMENT (PROPOSAL No. 3)

Reasons for the Certificate of Amendment

The primary reason for proposing the Certificate of Amendment is to permit the Board to effect the Reverse Stock Split if the Board determines that the Reverse Stock Split is in the best interests of our Company and our stockholders. A Reverse Stock Split may, among other items discussed below, increase the per share market price of our common stock. Our common stock is currently listed on the OTCQB – The Venture Marketplace (the “OTCQB”) under the symbol “TKOI.” Our Board believes that the Reverse Stock Split would result in a higher per share trading price, which may enable our Company to become listed on a national stock exchange, which we believe could help support and maintain stock liquidity and company recognition for our stockholders and generate greater investor interest in our Company. In order for our common stock to be listed on a national stock exchange, we must comply with the relevant exchange’s minimum bid price requirement if the Reverse Stock Split is implemented. However, even if our Board decides to implement the Reverse Stock Split, there is no assurance that the Reverse Stock Split would result in our meeting the minimum bid price requirement of the relevant exchange and our common stock could be delisted from the exchange due to our failure to comply with the minimum bid price requirement or other relevant exchange listing rules.

Our Board believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock. Our Board believes that the anticipated higher market price resulting from the Reverse Stock Split, if implemented, could encourage institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Another reason our Board is considering the Reverse Stock Split is to provide the Company with the ability to support its present capital needs and future anticipated growth. As discussed below under the caption “Effect on Authorized but Unissued Shares,” the Reverse Stock Split would have the effect of significantly increasing the number of authorized but unissued shares of common stock. The Board is continually reviewing the Company’s capital needs. Under the Company’s Amended and Restated Articles of Incorporation as of April 3, 2018, 45,261,861 shares of common stock were authorized but unissued and available for issuance, which may not be sufficient to meet our capital needs. The availability of additional shares of common stock would also provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, mergers or other business combinations, asset acquisitions, stock dividends, stock splits and other corporate purposes. The Reverse Stock Split, if implemented, would permit us to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our common stock in excess of the current number of authorized shares. As of the date of this proxy statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to an increase in shares available for issuance if the Board implements the Reverse Stock Split.

Determination of Ratio

The ratio of the Reverse Stock Split, if effected by the Board, will be a ratio of not less than 1-for-10 and not more than 1-for-100, as determined by the Board. In determining the Reverse Stock Split ratio, our Board will consider numerous factors including:

•	the historical and projected performance of the common stock;
•	the Company’s strategic plans;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected Reverse Stock Split ratio on trading liquidity in our common stock and our ability to list our common stock on a national exchange;
•	our capitalization (including the number of shares of common stock issued and outstanding);
•	the prevailing trading price for our common stock and the trading volume level; and
•	potential devaluation of our market capitalization as a result of the Reverse Stock Split.

The purpose of permitting the Board to determine the ratio of the Reverse Stock Split, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

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Principal Effects of a Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of a corporation’s outstanding shares of common stock into a proportionately smaller number of shares. For example, if the Board decides to implement a 1-for-10 reverse stock split of common stock, then a stockholder holding 10,000 shares of common stock before the reverse stock split would instead hold 1,000 shares of common stock immediately after the reverse stock split. Each stockholder’s proportionate ownership of outstanding shares of common stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of a reverse stock split would receive cash payments in lieu of fractional shares. All shares of common stock would remain validly issued, fully paid and non-assessable.

Because no fractional shares would be issued, holders of common stock could be eliminated in the event that a reverse stock split is implemented by our Board. As of April 3, 2018, we had approximately 396 record holders who held fewer than 100 shares of common stock, out of a total of approximately 4,439 record holders. Therefore, we believe that the Reverse Stock Split, if approved and implemented at a ratio of 1-for-100, would reduce the number of record holders of common stock by approximately 396 record holders.

Certain Risks Associated with a Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of the common stock.

Although a reverse stock split generally would result in an increase in the market price of a corporation’s stock, we cannot assure you that the Reverse Stock Split, if implemented by the Board, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after a reverse stock split may be lower than the total market capitalization before a reverse stock split and, in the future, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to a reverse stock split.

The effect that a reverse stock split may have upon the market price of a corporation’s common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the Reverse Stock Split is implemented by our Board and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

A reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split, if implemented by our Board, may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-Reverse Stock Split basis. These “odd lots” may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

A reverse stock split may not generate additional investor interest.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split, if implemented by the Board, will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reduced number of shares of our common stock resulting from a reverse stock split could adversely affect the liquidity of the common stock.

Although the Board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split (if implemented by the Board) and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, even if the Reverse Stock Split is implemented by our Board and we meet the minimum bid price requirement, our common stock may still be delisted if we are unable to satisfy the other requirements for continued listing of the common stock on the applicable national exchange.

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Effect on Authorized but Unissued Shares

A reverse stock split can have the effect of significantly increasing the number of authorized but unissued shares of a corporation’s stock. For example, if the Board implements the Reverse Stock Split, the number of authorized shares of common stock will not be decreased and will remain at 190,000,000. Because the number of outstanding shares will be reduced as a result of the Reverse Stock Split, the number of shares available for issuance will be increased.

Our Board continually evaluates the Company’s capital needs. We may issue shares pursuant to an equity financing transaction to acquire other companies or assets, or engage in business combination transactions. As of the date of this proxy statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to an increase in shares available for issuance if the Board implements the Reverse Stock Split.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 190,000,000 shares if our Board implements the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of the Company or make such actions more expensive and less desirable. If our Board effects the Reverse Stock Split, our Board would have more authorized shares to issue without delay or further action by the stockholders except as may be required by applicable law or the applicable exchange requirements. Our Board does not intend to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of our common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Effect on Fractional Stockholders

If our Board implements the Reverse Stock Split, no fractional shares of common stock will be issued. If, as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the OTCQB on the trading day immediately preceding the effective time of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. The ownership of a fractional interest will not give the holder of the fractional interest any voting, dividend or other right except to receive the cash payment for the fractional interest. For example, if a person holds 59 shares of a corporation’s stock and the closing price per share is $1.00 on the day immediately preceding a 1-for-10 reverse stock split; then, following the execution of the reverse stock split, the person would hold 5 shares of stock and receive a cash payment of $9.00.

If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Reverse Stock Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

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Effect on Beneficial Stockholders

If you hold shares of our common stock in “street name” through an intermediary, we will treat your common stock in the same manner as stockholders whose shares are registered in their own names. If implemented by the Board, intermediaries will be instructed to effect the Reverse Stock Split for their customers holding our common stock in street name. However, these intermediaries may have different procedures for processing a reverse stock split. If the Board implements the Reverse Stock Split and you hold shares of our common stock in street name, we encourage you to contact your intermediaries.

Registered “Book-Entry” Holders of Common Stock

If the Board implements the Reverse Stock Split and you hold shares of our common stock electronically in book-entry form with our transfer agent, you do not currently have, and will not be issued, stock certificates evidencing your ownership after the Reverse Stock Split. You do not need to take action to receive post-Reverse Stock Split shares. If you are entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to you indicating the number of shares of common stock held following the Reverse Stock Split.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under the section titled “Effect on Fractional Stockholders.”

Effect on Registered Stockholders Holding Certificates

If the Reverse Stock Split is implemented, our transfer agent will mail transmittal letters to each stockholder holding shares of our common stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of our common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under the section titled “Effect on Fractional Stockholders.”

Effect on Outstanding Options and Warrants

If the Reverse Stock Split is implemented, all outstanding options, warrants and future or contingent rights to acquire our common stock will be adjusted to reflect the Reverse Stock Split. With respect to all outstanding options and warrants to purchase our common stock, the number of shares of common stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options and warrants are reduced as a result of the Reverse Stock Split. Also, the number of shares of common stock reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the Reverse Stock Split.

Procedure for Effecting the Reverse Stock Split, if Implemented by the Board

If our stockholders approve this proposal, and the Board elects to effect the Reverse Stock Split prior to the next Annual Meeting of Stockholders, we will effect the Reverse Stock Split by filing the Certificate of Amendment (as completed to reflect the reverse stock split ratio as determined by the Board, in its sole discretion, within the range of not less than 1-for-10 and not more than 1-for-100) with the Secretary of State of the State of Utah. The Reverse Stock Split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the Reverse Stock Split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the Reverse Stock Split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Utah and as the Board deems necessary and advisable to effect the Reverse Stock Split.

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Approval of this proposal does not obligate the Board to proceed with the Reverse Stock Split, though it may do so in its sole discretion if it determines that the Reverse Stock Split is in the best interests of the Company and its stockholders. By voting in favor of the Reverse Stock Split, you are expressly authorizing the Board to implement, delay (until the next Annual Meeting of Stockholders) or abandon the Reverse Stock Split, in the Board’s discretion. If the Certificate of Amendment has not been filed with the Secretary of State of the State of Utah by the close of business on the day prior to the next Annual Meeting of Stockholders, the Board will be deemed to have abandoned the Reverse Stock Split.

If the Reverse Stock Split is implemented, the stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Certain Material U.S. Federal Income Tax Consequences if the Reverse Stock Split is Implemented by the Board

The following is a summary of important tax considerations if the Reverse Stock Split is implemented by the Board. It addresses only stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

A stockholder generally will not recognize gain or loss on a reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of post-reverse stock split shares received will be equal to the aggregate tax basis of pre-reverse stock split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of post-reverse stock split shares received will include the holding period of pre-reverse stock split shares exchanged.

A holder of pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by the Company. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of pre-reverse stock split shares allocated to the fractional share interest and the cash received.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of a reverse stock split.

Accounting Matters

If the Reverse Stock Split is implemented by the Board, in its sole discretion, the par value of our common stock will remain, unchanged, at $0.001 per share. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately at the effective time of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 3, 2018, the number of shares of the Company’s common stock and Series A convertible, redeemable preferred stock beneficially owned by each director and Named Executive Officer of the Company and by all directors and executive officers as a group. No directors or officers owned Series B Preferred Stock. Other than as noted below, the Company does not know of any person who beneficially own more than five percent (5.0%) of the Company’s outstanding common stock, Series A Preferred Stock, and Series B Preferred Stock.

	Common Stock		Series A Preferred Stock
Name and Address (1)	Number of Shares (2)	Percentage of Class	Number of Shares	Percentage of Class		Percentage of Voting Securities
Bard Associates, Inc. (3)	14,290,387	10.4%	0		0	10.1%
Directors and Executive Officers
Peter T. Kross, Director	5,462,906	4.1%	0	0		* (4)
Jason L. Tienor, President, Chief Executive Officer and Director	2,719,097	1.9%	4	2.2%		* (5)
Jeffrey J. Sobieski, Chief Technology Officer	2,413,269	1.7%	4	2.2%		* (6)
Richard E. Mushrush, Chief Financial Officer	152,902	*	0	0		* (7)
Arthur E. Byrnes, Chairman	2,018,161	*	0	0		* (8)
Tim S. Ledwick, Director	643,923	*	0	0		* (9)
Leland D. Blatt, Director	1,037,036	*	0	0		* (10)
All Directors and Executive Officers as a group (seven persons)	14,447,294	10.4%	8	4.4%		10.2%

________________________________

*	Less than one percent (1%)
(1)	Unless otherwise indicated, the address of each named holder is in care of Telkonet, Inc., 20800 Swenson Drive, Suite 175, Waukesha, Wisconsin 53186.
(2)

According to Securities and Exchange Commission rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares, which the individual or entity has the right to acquire within 60 days of the date of this table through the exercise of any stock option or other right.

(3)	The address of Bard Associates, Inc. is 135 South LaSalle Street, Suite 3700, Chicago, IL 60603. Based on a Schedule 13G, filed on February 13, 2018, Bard Associates, Inc. reports sole voting power of 1,153,616 shares of common stock and sole dispositive power of 14,290,387 shares of common stock.
(4)	Includes 10,000 shares of record, and is the direct beneficial owner of an additional 3,670,353 shares of our common stock. In addition, he may be deemed to be the beneficial owner of an additional 1,231,211 shares of our common stock due to voting and investment power that he has over shares held by or on behalf of certain family members. As an investment adviser, Mr. Kross directs client accounts as to which he has discretionary voting and dispositive authority with regard to 516,342 shares of our common stock and options exercisable within 60 days to purchase 35,000 shares of our common stock at $0.19 per share.
(5)	Includes 1,251,114 shares of our common stock, options exercisable within 60 days to purchase 155,556, 227,027 and 1,000,000 shares of our common stock at $0.18, $0.185 and $0.14 per share, respectively, 55,096 shares of common stock issuable upon conversion of shares of our Series A convertible redeemable preferred stock, and warrants to purchase 30,304 shares of our common stock at an exercise price of $0.33 per share.
(6)	Includes 1,055,279 shares of our common stock, options exercisable within 60 days to purchase 110,833, 161,757 and 1,000,000 shares of our common stock at $0.18, $0.185 and $0.14 per share, respectively, 55,096 shares of common stock issuable upon conversion of shares of our Series A convertible redeemable preferred stock, and warrants to purchase 30,304 shares of our common stock at an exercise price of $0.33 per share.
(7)	Includes options exercisable within 60 days to purchase 78,041 and 74,861 shares of our common stock at $0.185 and $0.18 per share, respectively.
(8)	Includes 1,983,161 shares of our common stock and options exercisable within 60 days to purchase 35,000 shares of our common stock at $0.19 per share.
(9)	Includes 543,923 shares of our common stock and options exercisable within 60 days to purchase 100,000 shares of our common stock at $0.187 per share.
(10)	Includes 1,002,036 shares of our common stock and options exercisable within 60 days to purchase 35,000 shares of our common stock at $0.19 per share.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation Philosophy

Our non-employee director compensation philosophy is based on the following guiding principles:

•	Aligning the long-term interests of stockholders and directors; and
•	Compensating directors appropriately and adequately for their time, effort, and experience.

We reimburse non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on our behalf. Directors of the Company are compensated at the rate of $3,000 per month, payable in unrestricted Telkonet common stock, par value $0.001. On the first day of their appointment, each director also receives a one-time grant of an option to purchase 100,000 shares of Company stock. The strike price is the closing price of the Company's common stock on the grant date. If the grant date falls on a non-trading day, the grant date will default to the next trading day. These stock options will vest quarterly over five years.

Non-Employee Director Compensation for Year Ended December 31, 2017

The following table summarizes all compensation paid to our directors who were members of the Board during the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)
Peter T. Kross	$0	$36,000	$0	$0	$0	$97,127	$133,127
Tim S. Ledwick	0	36,000	0	0	0	0	36,000
Arthur E. Byrnes	0	36,000	0	0	0	0	36,000
Leland D. Blatt	0	36,000	0	0	0	0	36,000

____________________

(1) (2)

Compensation earned by non-employee directors for services rendered during 2017, paid in cash.

Compensation earned by non-employee directors for services rendered during 2017, paid in shares of common stock.

(3)	The values of options in this column represent the grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used to value the options for reporting purposes, see Note J to the financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2017.
(4)	Other compensation includes $97,127 of costs incurred and reimbursed to Mr. Kross related for the 2016 proxy solicitation.

EXECUTIVE COMPENSATION

Overview of Our Executive Compensation Philosophy

We believe that a skilled, experienced and dedicated executive team is essential to the future performance of our Company and to building stockholder value. We have sought to establish a competitive compensation program that enables us to attract and retain executive officers with these qualities. The goal of our compensation package is to motivate our executive officers to achieve strong financial performance, particularly increased revenues and profitability. We use a salary and a performance incentive compensation program that includes cash and equity-based compensation. We believe this aligns the interests of our executives with those of our stockholders.

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The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2017 and 2016 to our Chief Executive Officer (principal executive officer) and the other two most highly compensated executive officers who were serving as such as of December 31, 2017. We refer to these officers as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jason L. Tienor	2017	$212,200	$34,750	$104,265	$0	$23,721	$374,936
President and Chief Executive Officer	2016	$212,200	$0	$0	$28,600	$18,368	$259,168

Jeffrey J. Sobieski	2017	$201,275	$34,250	$104,265	$0	$18,169	$357,959
Chief Technology Officer	2016	$201,275	$0	$0	$23,538	$17,741	$242,554

Richard E. Mushrush (5)	2017	$120,165	$3,500	$0	$0	$14,840	$138,505
Chief Financial Officer

________________________________

(1)	The 2017 bonus amounts for Messrs. Tienor and Sobieski are primarily related to the sale of EthoStream LLC, the Company’s former subsidiary. Under their amended and restated employment agreements, Messrs. Tienor and Sobieski were each entitled to a bonus upon the sale of EthoStream LLC equal to twenty five thousand dollars ($25,000) plus one third of five percent of each dollar in excess of a purchase price of $12.5 million. In March 2017, EthoStream LLC was sold for $12.75 million, resulting in calculated a bonus amount $29,250. The following discretionary bonuses were also awarded in 2017: Mr. Tienor ($5,500); Mr. Sobieski ($5,000) and Mr. Mushrush ($3,500).
(2)

Upon execution of Messrs. Tienor and Sobieski’s amended and restated employment agreements in January 2017, 1,000,000 stock options were granted at their fair market value.  These options vested upon the sale of EthoStream LLC in March 2017. The values of options in this column represent the grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used to value the options for reporting purposes, see Note J to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	The amounts paid to for Messrs. Tienor and Sobieski were the payment awards made under the 2015 Incentive Compensation Program. These awards were based on quantitative objectives related to the Company’s 2015 performance, but the Compensation Committee and the Board did not make final decisions on each executive officer’s award amount until April of 2016.
(4)	All Other Compensation represents a monthly car allowance paid to Messrs. Tienor and Sobieski of $8,400 for each year. Amounts also include employer matching contributions with respect to each individual’s 401(k) salary deferrals of $15,321, $9,769, and $14,840 in 2017 for Messrs. Tienor, Sobieski, and Mushrush and $9,968 and $9,341 in 2016 for Messrs. Tienor and Sobieski.
(5)	Mr. Mushrush was not a named executive officer in 2016.

Salary

Salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. The salary for each Named Executive Officer is typically set at the time the individual is hired based on the aforementioned factors and the negotiation process between the Company and the Named Executive Officer. Changes to annual salary, if any, are determined based on several factors, including evaluation of performance, anticipated financial performance, economic condition and local market and labor conditions.

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Senior Management Annual Incentive Compensation Program

In an effort to align the compensation of the Company’s executive officers with the Company’s performance, the Compensation Committee has adopted a Senior Management Annual Incentive Compensation Program (the “Incentive Compensation Program”) pursuant to which certain executive officers, including the Named Executive Officers, are eligible to receive cash awards and stock options grants based on the Company’s performance relative to quantitative performance criteria established by the Compensation Committee. The Incentive Compensation Programs in 2016 and 2017 included performance criteria based on revenue growth (75% weighting) and certain EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) levels (25% weighting). In 2016 and 2017, neither metric was achieved, and as a result, there were no amounts awarded under the Incentive Compensation Program in either these years. The amounts included in the Non-Equity Incentive Plan Compensation column for Messrs. Tienor and Sobieski in 2016 were the payment awards made under the 2015 Incentive Compensation Program. These awards were based on quantitative objectives related to the Company’s 2015 performance, but the Compensation Committee and the Board did not make final decisions on each executive officer’s award amount until April of 2016.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees. The Named Executive Officers generally are eligible for the same benefit programs on the same basis as all the broad-based employees. The Company’s health and welfare programs include medical, dental, vision, life, accidental death and disability, and short and long-term disability insurance. In addition to the foregoing, the Named Executive Officers are eligible to participate in the Company’s 401(k) Retirement Savings Plan.

401(k) Retirement Savings Plan

The Company maintains a tax-deferred savings plan for employees (the “Telkonet 401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Contributions by employees under the Telkonet 401(k) are immediately vested and each employee is eligible for distributions upon retirement, death or disability or termination of employment. Depending upon the circumstances, these payments may be made in installments or in a single lump sum.

Beginning in January 2012, the Company implemented a 401(k) employer match of one hundred percent (100%) of employee salary deferrals, not to exceed four percent (4%) of eligible compensation. Matches immediately vest and coincide with each payroll deferral period.

Employment Agreements

Jason L. Tienor, President and Chief Executive Officer, is employed pursuant to an amended and restated employment agreement, executed in January 2017. The agreement amends and restates an employment agreement dated May 1, 2015. Mr. Tienor’s amended and restated employment agreement’s initial one-year term was automatically renewed for another one-year term in January 2018. The amended and restated employment agreement will automatically renew for successive one-year terms, unless Mr. Tienor or the Company provide written notice of an intent to terminate within a specified time period. The amended and restated employment agreement provides for, among other things, an annual base salary of $212,200 per year and bonuses and benefits based on the Company’s internal policies and participation in our incentive and benefit plans.

Jeffrey J. Sobieski, Chief Technology Officer, is employed pursuant to an amended and restated employment agreement, executed in January 2017. The agreement amends and restates an employment agreement dated May 1, 2015. Mr. Sobieski’s amended and restated employment agreement’s initial one-year term was automatically renewed for another one-year term in January 2018. The amended and restated employment agreement will automatically renew for successive one-year terms, unless Mr. Sobieski or the Company provide written notice of an intent to terminate within a specified time period. The amended and restated employment agreement provides for a base salary of $201,575 per year and bonuses and benefits based upon the Company’s internal policies and participation in the Company’s incentive and benefit plans.

Richard E. Mushrush, Chief Financial Officer, is employed pursuant to an employment agreement with us dated May 1, 2017.  Mr. Mushrush’s employment agreement has a term of one (1) year. The employment agreement will automatically renew for another one-year term in May 2018, unless Mr. Mushrush or the Company provide written notice of an intent to terminate within a specified time period. The employment agreement provides for a base salary of $122,000 per year and bonuses and benefits based upon the Company’s internal policies and participation in the Company’s incentive and benefit plans.

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Each of the Named Executive Officers is also entitled under his employment agreement to bonuses and benefits consistent with the Company’s internal policies and based on participation in the Company’s incentive and benefit plans. Stock options or other awards may be periodically granted to employees under our non-equity incentive plan at the discretion of the Compensation Committee of the Board of Directors. Executives of the Company are eligible to receive stock option grants, based upon individual performance and the performance of the Company as a whole.

Each Named Executive Officer’s employment agreement contains provisions describing the executive officer’s compensation in the event the executive officer’s employment with the Company is terminated. If an executive officer’s employment agreement is terminated by the mutual consent of the Company and the executive officer, or if the Company terminates the executive officer’s employment for any reason other than for “cause,” as described below, or fails to renew the executive officer’s employment agreement upon the expiration of its term, the executive officer will be entitled to receive an amount equal to his base salary for six months following the termination, and the Company will pay the executive officer’s health insurance premiums for the same period. If an executive officer terminates his employment with the Company for “good reason,” as described below, he will be entitled to continue to receive his base salary and to participate in each employee benefit plan in which he participated immediately prior to the termination date until (i) the expiration of the term of his employment agreement or (ii) for a period of six months, whichever is longer. If cause exists for termination, the executive officer will be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law.

Under each of the employment agreements, “cause” is generally defined as the occurrence of any of the following: (i) theft, fraud, embezzlement or any other act of intentional dishonesty by the executive officer; (ii) any material breach by the executive officer of any provision of his employment agreement that is not cured within fourteen days after written notification by the Company; (iii) any habitual neglect of duty or misconduct of the executive officer in discharging any of his duties and responsibilities under his employment agreement after a written demand for performance was delivered to the executive officer; (iv) commission by the executive officer of a felony or any offense involving moral turpitude; or (v) any default of an executive officer’s obligations under his employment agreement, or any failure or refusal of the executive officer to comply with the Company’s policies, rules and regulations that is not cured within fourteen days after written notification by the Company. “Good reason” is defined as the occurrence of any of the following: (i) any material adverse reduction in the scope of the executive officer’s authority or responsibilities; (ii) any reduction in the amount of the executive officer’s compensation or participation in any employee benefits; or (iii) the executive officer’s principal place of employment is actually or constructively moved to any office or other location seventy-five miles or more outside of Milwaukee, Wisconsin.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2017 for the Named Executive Officers.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date(4)
Jason L. Tienor	04/01/2012	227,027	(1)	–	–	0.185	4/01/2022
	04/18/2013	155,556	(2)	–	–	0.18	4/18/2023
	01/03/2017	1,000,000	(3)	–	–	0.14	1/03/2027
Jeffrey J. Sobieski	04/01/2012	161,757	(1)	–	–	0.185	4/01/2022
	04/18/2013	110,833	(2)	–	–	0.18	4/18/2023
	01/03/2017	1,000,000	(3)	–	–	0.14	1/03/2027
Richard E. Mushrush	04/01/2012	78,041	(1)	–	–	0.185	4/01/2022
	04/18/2013	74,861	(2)	–	–	0.18	4/18/2023

________________________

(1)	Options were granted on April 1, 2012 and are fully vested.
(2)	Options were granted on April 18, 2013 and are fully vested.
(3)	Options were granted on January 3, 2017 and are fully vested.
(4)	All options granted have a term of ten years.

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Option Exercises and Vesting of Stock Awards

During 2017, there were no options exercised by the Named Executive Officers, 150,000 options expired and 2,000,000 options vested for the Named Executive Officers.

Named Executive Officer Biographies

JASON L. TIENOR (Age 43): Mr. Tienor has served as Telkonet’s President and Chief Executive Officer since December 2007, and prior to that served as Chief Operating Officer from August 2007 until December 2007. He was appointed to Telkonet’s Board in November 2009. Mr. Tienor cofounded EthoStream, LLC in 2002 and operated as President and CEO of the company through its acquisition by Telkonet in 2007. Prior to EthoStream, Mr. Tienor also cofounded and operated a technology consulting business specializing in Internet technologies. Mr. Tienor currently acts as a mentor and advisor for numerous organizations and serves on a number of corporate and association Boards. Mr. Tienor is recognized as an authority in the Automation and Clean Technology space and has appeared numerous times for keynote and interview presentations including the University of Wisconsin Oshkosh Center for Entrepreneurship and Innovation, Bloomberg Television, Business Journal and other magazine, television and radio interviews. Mr. Tienor received a Bachelor of Business Administration in both Management Information Systems (MIS) and Marketing from the University of Wisconsin – Oshkosh and a Master of Business Administration from Marquette University. We believe Mr. Tienor’s qualifications to sit on our Board of Directors include: his extensive experience in business and executive management; his broad credentials in the company’s technology fields and the leadership he has provided to multiple businesses including Telkonet, first as Chief Operating Officer and then as President and Chief Executive Officer.

JEFFREY J. SOBIESKI (Age 42): Mr. Sobieski has been Telkonet’s Chief Technology Officer since May 2012. From June 2008 to April 2012, Mr. Sobieski served as the Chief Operating Officer, and from December 2007 to June 2008, he served as the Vice President of Energy Management. He joined Telkonet in March 2007. Prior to joining the Company, Mr. Sobieski co-founded Interactive SolutionZ, a Milwaukee-based IT consulting firm. He holds a bachelor’s degree in computer science from the University of Wisconsin-Oshkosh, and a master’s degree from Marquette University.

RICHARD E. MUSHRUSH (Age 48): Mr. Mushrush has been the Company Chief Financial Officer since January 2017. Before this, he served as Controller of the Company from November 2015 to January 2017 and as Chief Financial Officer of the Company from May 2012 to November 2015. Mr. Mushrush also served as Acting Chief Financial Officer of the Company from November 2010 to April 2012 and as the Company’s Controller from January 2009 to November 2010. Prior to joining the Company, Mr. Mushrush was Controller and Business Unit Manager for a division of Illinois Tool Works from 2004 to 2009.

Certain Relationships and Related Transactions

Description of Related Party Transactions

From time to time, the Company may receive advances from certain of its officers in the form of salary deferment and cash advances to meet short term working capital needs. These advances may not have formal repayment terms or arrangements.  During 2016 and 2017, there were no such arrangements.

On August 4, 2016, the Board of Directors authorized the Company to reimburse Peter T. Kross (“Mr. Kross”), $161,075 for expenses incurred related to his successful contested proxy. Effective June 27, 2016, Mr. Kross is a director of the Company and considered a related party. On August 30, 2016, Mr. Kross accepted an unsecured promissory note (“Kross Note”) for $161,075 from the Company. The outstanding principal balance bears interest at the annual rate of 3.0%. Payment of interest and principal began on September 1, 2016 and will continue monthly on the first day of each month thereafter through and including May 31, 2018; the Company is required to pay equal monthly installments of $16,330 which includes all remaining principal and accrued interest owed by the Company to Mr. Kross under the Kross Note. The Company may prepay in advance any unpaid principal or interest due under the Kross Note without premium or penalty. The principal balance of the Kross Note as of December 31, 2017 was zero. During the year ended December 31, 2017, the Company made principal and interest payments of $97,127 to Mr. Kross.

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Indemnification Agreements

On March 31, 2010, the Company entered into Indemnification Agreements with executives Jason L. Tienor, Director, President and Chief Executive Officer and Jeffrey J. Sobieski, then Chief Operating Officer, currently Chief Technology Officer. On April 24, 2012, the Company entered into an Indemnification Agreement with director Timothy S. Ledwick. On July 1, 2016, the Company entered into Indemnification Agreements with director’s Arthur E. Byrnes, Peter T. Kross and Leland D. Blatt. On January 1, 2017, the Company entered into an Indemnification Agreements with Richard E. Mushrush, Chief Financial Officer.

Each Indemnification Agreement provides that the Company will indemnify the Company's officers and directors, to the fullest extent permitted by law, relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation by reason of the fact that such officer or director (i) is or was a director, officer, employee or agent of the Company or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, each Indemnification Agreement provides that the Company will make an advance payment of expenses to any officer or director who has entered into an Indemnification Agreement, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the Indemnification Agreement, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized under the Indemnification Agreement.

Company’s Policies on Related Party Transactions

Under the Company’s policies and procedures, related-party transactions that must be publicly disclosed under the federal securities laws require prior approval of the Company’s independent directors without the participation of any director who may have a direct or indirect interest in the transaction in question. The Company’s independent directors will approve only those related party transactions that they determine to be in the best interests of the Company and its stockholders. Related parties include directors, nominees for director, principal stockholders, executive officers and members of their immediate families. For purposes of related-party transactions, a “transaction” includes all financial transactions, arrangements or relationships, ranging from extending credit to the provision of goods and services for value and includes any transaction with a company in which a director, executive officer immediate family member of a director or executive officer, or principal shareholder (that is, any person who beneficially owns five percent or more of any class of the Company’s voting securities) has an interest by virtue of a ten-percent-or-greater equity interest. The Company’s policies and procedures regarding related-party transactions are not a part of a formal written policy, but rather, represent the Company’s historical course of practice with respect to approval of related-party transactions.

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REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC.

The Audit Committee for the year ended December 31, 2017, whose members are identified below, has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2017 with the Company’s management and has discussed the matters required to be discussed by Auditing Standard (“AS”) 1301, Communications with Audit Committees, (as promulgated by the Public Company Accounting Oversight Board) with the Company’s independent registered public accounting firm. The Audit Committee has also received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence. Based upon its review of the foregoing materials and its discussions with the Company’s management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee also considered whether the provision of other non-audit services by the independent auditor to the Company is compatible with maintaining the independence of the independent auditor and concluded that the independence of the independent auditor is not compromised by the provision of such services.

The Audit Committee has a written charter which was adopted by the Board of Directors on October 3, 2003 and ratified at the 2004 Annual Meeting of Stockholders. The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee.

Tim S. Ledwick

Arthur E. Byrnes

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ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports of holdings and transactions in shares of Telkonet common stock with the Securities and Exchange Commission. Based on our records and other information, we believe that in 2017 our directors and our officers who are subject to Section 16 met all applicable filing requirements.

OTHER MATTERS

The Board of Directors does not know of any other matter that may be brought before the Meeting. However, if any such other matters are properly brought before the Meeting or any adjournment of the Meeting, the proxies may use their discretion to determine how to vote your shares.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report on Form 10-K, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: 20800 Swenson Drive, Suite 175, Waukesha, WI 53186, (414) 302-2299.  If you want to receive separate copies of the annual report on Form 10-K and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Stockholders may submit written proposals to be considered for stockholder action at the Company’s 2019 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders, stockholder proposals must be received by the Company by December 21, 2018 and must otherwise comply with applicable Securities and Exchange Commission regulations and the Company’s bylaws. Stockholder proposals should be addressed to the Company at 20800 Swenson Drive, Suite 175, Waukesha, WI 53186, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at the Company’s 2019 Annual Meeting of Stockholders without the inclusion of the proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before March 6, 2019, proxies solicited by the Board of Directors for the 2019 Annual Meeting of Stockholders will confer discretionary authority to vote on the proposal if presented at the Meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Brokers and other persons holding the Company’s common stock in their names, or in the names of a nominee, will be requested to forward this proxy statement and the accompanying materials to the beneficial owners of the common stock and to obtain proxies, and the Company will defray reasonable expenses incurred in forwarding such material.

By order of the Board of Directors,

/s/ JASON L. TIENOR
Jason L. Tienor Chief Executive Officer

Dated: April 20, 2018

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Annex A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
TELKONET, INC.

Telkonet, Inc., a corporation organized and existing under the laws of the State of Utah (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Telkonet, Inc.

2. Article III, of the Amended and Restated Articles of Incorporation of the Corporation shall be amended to add, as a new paragraph immediately following the second paragraph of Article III and immediately preceding Section A. “Common Stock” of Article III, the following:

Effective as of 5:00 p.m. EST on ___________, 20____, (the “Effective Time”), each __________ (____) shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically reclassified and combined, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock with a par value of $0.001 per share (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. There shall be no fractional shares issued in connection with the Reverse Stock Split. Each holder of record of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on the OTCQB, on the last trading day prior to the Effective Time. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split, subject to the treatment of fractional shares as described above.

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the Utah Revised Business Corporation Act.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this day of __________ , 201__.

TELKONET, INC. By: Name: Title:

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and annual report on Form 10-K of Telkonet, Inc. are available at www.proxyvote.com.

TELKONET, INC.

Annual Meeting of Stockholders

May 31, 2018

This proxy is solicited by the Board of Directors

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELKONET, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a stockholder of Telkonet, Inc. (“Telkonet”), hereby authorizes Jason L. Tienor and Richard E. Mushrush, and each of them, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders (the “Meeting”) of Telkonet to be held at Telkonet, Inc., 20800 Swenson Dr. Suite 175, Waukesha, WI 53186 on May 31, 2018, at 1:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Meeting and upon such other matters as may properly come before the Meeting. This proxy may be revoked at any time before it is exercised.

Shares of common stock, Series A Preferred Stock and Series B Preferred Stock of Telkonet will be voted as specified. If no specification is made, shares will be voted FOR each of the nominees for director listed on the reverse side, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and IN ACCORDANCE WITH THE DISCRETION OF MANAGEMENT as to any other matter which may properly come before the Meeting.

Continued and to be signed on reverse side

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TELKONET, INC.

c/o Broadridge Corporation Issuer Solutions

PO Box 1342

Edgewood, NY 11717

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:	☐	☐	☐	___________________________________

1.	Election of Directors
Nominees

01  Leland D. Blatt          02  Arthur E. Byrnes        03  Peter T. Kross          04  Tim S. Ledwick          05  Jason L. Tienor

The Board of Directors recommends you vote FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

		For	Against	Abstain

2.	TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.	☐	☐	☐

3.	TO APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT, IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS, A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY TIME PRIOR TO NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS BY A RATIO OF NOT LESS THAN 1-FOR-10 AND NOT MORE THAN 1-FOR-100, WITH THE SPECIFIC RATIO, TIMING AND TERMS TO BE DETERMINED BY OUR BOARD OF DIRECTORS, IN ITS SOLE DISCRETION. THE AMENDMENT WILL NOT BE IMPLEMENTED UNLESS THE BOARD OF DIRECTORS DETERMINES, IN ITS SOLE DISCRETION, THAT TO DO SO IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.	☐	☐	☐

4.	NON-BINDING ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

NOTE: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title.

_____________________________________	_______		_____________________________________	_______	SHARES CUSIP #
Signature (PLEASE SIGN WITHIN BOX)	Date	JOB #	Signature (Joint Owners)	Date	SEQUENCE #

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